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                                  EXHIBIT 12

                             THE FINOVA GROUP INC.
           COMPUTATION OF RATIO OF (LOSSES) INCOME TO FIXED CHARGES
                            (Dollars in Thousands)

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                                                                           --------------------------------------------
                                                                                        Three Months Ended
                                                                                            March 31,
                                                                           --------------------------------------------
                                                                                   2001                        2000
                                                                           --------------------------------------------
(Loss) income from continuing operations before income taxes                        $  (53,711)              $   80,086
Add fixed charges:
 Interest expense                                                                      172,550                  141,815
 One-third rentals                                                                       1,123                    1,270
                                                                           --------------------------------------------
  Total fixed charges                                                                  173,673                  143,085
                                                                           --------------------------------------------
(Loss) income from continuing operations as adjusted                                $  119,962               $  223,171
                                                                           --------------------------------------------
Ratio of (loss) income from continuing operations to fixed charges                        0.69                     1.56
                                                                           ============================================

Preferred stock dividends on a pre-tax basis                                        $    1,581               $    1,581
Total fixed charges and preferred stock dividends                                   $  175,254               $  144,666
                                                                           --------------------------------------------
Ratio of (loss) income from continuing operations to fixed charges
 and preferred stock dividends                                                            0.68                     1.54
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